WESTMARK GROUP HOLDINGS, INC. AND SUBSIDIARY

         STATEMENT RE: COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE

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                                                                                   Year Ended
                                                                                  December 31,
                                                                              1999            1998
                                                                              ----            ----
Basic:
   Net income (loss)                                                        $(6,815,739)  $ 1,186,718

   Cumulative preferred stock dividends                                        (217,485)     (114,651)
                                                                            -----------   -----------


   Basic earnings (loss)                                                    $(7,033,224)    1,072,067
                                                                            ===========


Diluted:
   Cumulative preferred stock dividend                                                        114,651

   Interest on convertible debt                                                                13,448

                                                                                          -----------
   Diluted earnings available to common stockholders                                      $ 1,200,166
                                                                                          ===========


Total Weighted Average Number of Common Shares and Equivalents:
   Basic                                                                      3,342,935     2,891,820

Convertible Securities:
   Warrants                                                                                    19,225
   Options                                                                                     27,989
   Convertible debt                                                                            92,986
   Convertible preferred stock                                                       --       197,294
                                                                            -----------   -----------

   Diluted                                                                    3,342,935     3,229,314
                                                                            ===========   ===========
Net Income (Loss) Per Share:
   Basic                                                                    $     (2.10)  $       .37
                                                                            ===========   ===========

   Diluted                                                                  $     (2.10)  $       .37
                                                                            ===========   ===========

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